                                                                   EXHIBIT 10.8



                                AGREEMENT FOR
                              EXCHANGE OF STOCK





    THIS AGREEMENT is made on July 25, 1996, by and among MICHAEL POLSELLI, both individually and as Trustee of the Michael Polselli Revocable
Living Trust dated October 21, 1993, as amended (collectively "Polselli"), LDM INDUSTRIES INC., a Michigan corporation ("LDM"), and KERR, RUSSELL AND
WEBER, P.L.C., a Michigan professional limited liability company ("KRW").

    RECITALS:

A. Polselli owns 100 shares (14.29%) of the issued and outstanding common stock of LDM, represented by LDM Certificate No. 9 (the "LDM Stock").
    A difference of opinion has arisen between Polselli and the other stockholders of LDM regarding the future direction of LDM. This difference of opinion is interfering with the proper management and operation of LDM's business, and therefore Polselli and LDM have agreed to consummate the transactions described in this Agreement. All parties agree that this will be in the best interest of LDM and its shareholders.

B. Polselli desires to sell and transfer the LDM Stock, and LDM wishes to purchase the LDM Stock, pursuant to the terms set forth herein.

C. LDM has a number of subsidiaries and affiliates, including Industrial Machining Corporation of Arkansas, an Arkansas corporation ("Industrial Machining").

D. LDM owns 2,500 shares (83.33%) of the issued and outstanding common stock of Industrial Machining, represented by Industrial Machining
    Certificate No. 19 (the "Industrial Machining Stock"). LDM and Polselli desire to exchange the Industrial Machining Stock for the LDM Stock, pursuant to the terms set forth herein.

E. KRW is willing to serve as escrow agent to facilitate the consummation of the transactions described herein.

F. The parties to this Agreement wish to set forth their understandings with regard to the transactions described above.

    NOW, THEREFORE, in consideration of the mutual agreements herein recited and for other valuable consideration, the parties agree as follows:

    1. Exchange of LDM Stock for Industrial Machining Stock. At the closing as defined herein ("Closing"), Polselli will transfer and convey the LDM stock to LDM. As consideration for the transfer of the LDM Stock, at Closing LDM will transfer and convey the Industrial Machining Stock to Polselli. In addition, LDM will pay Polselli the sum of Five Hundred

Thousand Dollars ($500,000) in cash upon execution of this Agreement, and at or prior to the Closing, LDM will cause IMCA to open a new corporate bank account and will deposit Seven Million Dollars ($7,000,000) into such account, to be available to IMCA immediately upon Closing. LDM and Polselli each represent and warrant to the other that the Industrial Machining Stock and the LDM Stock, respectively, are now and will be delivered at the Closing free and clear of any and all security interests, liens, and other encumbrances of any kind.

    2. Escrow of Documents. Upon execution of this Agreement, the following documents shall be placed into escrow with KRW:

         A. An Assignment Separate From Certificate executed by LDM, transferring the Industrial Machining Stock to Polselli;

         B.   The Industrial Machining Stock;

         C. An Assignment Separate From Certificate executed by Polselli, transferring the LDM Stock to LDM;

         D.   The LDM Stock;

         E. The written resignations of all officers and directors of Industrial Machining, other than Polselli; and

         F. The written resignations of Polselli as an officer and/or director of LDM and all of its subsidiaries and affiliates (other than Industrial Machining).

ALL of the above documents shall be effective upon delivery to the designated parties by KRW, acting in its capacity as escrow agent.

    3. Closing. The Closing of the transactions described herein shall take place at the principal office of LDM on a Closing date as follows:

         A. The Closing date shall be a day on or before September 28, 1996, selected by LDM for that purpose. Seven days notice shall be provided to Polselli prior to the Closing.

         B. At the Closing, KRW shall release to Polselli the Industrial Machining Stock, the Assignment by LDM in favor of Polselli, and the resignations of the officers and directors of Industrial Machining.

         C. At the Closing, KRW shall release to LDM the LDM Stock, the Assignment executed by Polselli in favor of LDM, and Polselli's written resignations.

         D. LDM shall have created a new corporate bank account for IMCA, funded in the amount of Seven Million Dollars ($7,000,000).

         E. If Polselli protests the Closing, does not attend the Closing, or otherwise fails to deliver any appropriate documentation at the Closing, then (i) KRW shall retain possession of the escrowed documents to be delivered to Polselli until subsequent demand by Polselli, (ii) LDM shall deliver to KRW the Seven Million Dollars ($7,000,000) due to be deposited for IMCA's account at the Closing, to be held in KRW's client trust account without interest and to be deposited into an IMCA corporate account upon subsequent demand by Polselli, (iii) upon receipt of such funds from LDM, KRW shall deliver to LDM the escrowed documents to be delivered to LDM hereunder, and (iv) LDM and Industrial Machining will adjust their transfer books to reflect that the LDM Stock and the Industrial Machining Stock have been cancelled and/or transferred pursuant to this Agreement, as appropriate.

    4. Contingencies. The sole contingency regarding the transactions described herein is LDM's ability to arrange financing reasonably satisfactory to LDM for the Seven Million Dollars ($7,000,000) to be deposited by LDM to an account in favor of IMCA at Closing. LDM agrees to use its best efforts to achieve satisfactory financing to close the transactions described herein. If, in spite of its best efforts, LDM is unable to arrange satisfactory financing on or before September 28, 1996, then (a) the Five Hundred Thousand Dollars ($500,000) paid by LDM to Polselli upon execution hereof shall be treated by the parties as a loan by LDM to Polselli from the date of delivery of such funds, payable on or before March 1, 1997 together with simple interest at six percent (6%) per annum, and (b) KRW shall return to Polselli and LDM the documents which each party delivered to KRW to be placed in escrow. Polselli's obligations under this Agreement are subject to no contingencies, and LDM shall be entitled to specific performance of all of Polselli's obligations hereunder.

    5. Key-Man Insurance Policies. LDM is the owner of two (2) key-man life insurance policies insuring the life of Polselli. At the Closing, IMCA shall have the option to purchase and take an assignment of either or both of such policies by paying LDM an amount equal to the cash value of the policies to be assumed. If there are any outstanding loans on either of said policies, they shall be paid by LDM on or before the Closing date. Polselli shall give LDM at least fifteen (15) days prior notice of his desire to cause IMCA to assume either or both of such policies, and LDM shall take the appropriate steps to arrange for such assignment with the respective insurers.

    6. Bank Loan Covenants and Guaranties. The parties agree to obtain releases or modifications from LDM's and Industrial Machining's respective banks and other credit providers as necessary to permit the consummation of the transactions described herein. If Polselli has guaranteed any obligation of LDM or any of its related entities (other than IMCA), then the parties agree to use their best efforts to obtain releases from such guaranties within a reasonable time at no cost to Polselli. Similarly, if LDM or any of its officers, directors (other than Polselli), affiliates or related entities have guaranteed any obligation of IMCA, then the parties agree to use their best efforts to obtain releases from such guaranties within a reasonable time at no cost to the released parties.

    7. Indemnification Following Closing. Following the Closing, (a) LDM shall indemnify, defend, and hold harmless Polselli, Industrial
Machining, and its officers, directors and employees from and against any loss, cost, damage or expense related, directly or indirectly, to the operations of LDM, its subsidiaries and affiliates after the Closing, and (b) Polselli shall indemnify, defend, and hold harmless LDM, its subsidiaries and affiliates, and their respective officers, directors and employees from and against any loss, cost, damage or expense related, directly or indirectly, to the operations of Industrial Machining after the Closing. The obligations set forth in this paragraph shall continue indefinitely following the Closing.

    8.   Confidentiality.

         A. Polselli covenants and agrees that Polselli shall not use or disclose (i) any non-public information, knowledge or data relating in any way to the business, financial condition, sales, customers, operations, suppliers, products, technologies or services of LDM, its affiliates or subsidiaries, (ii) any other proprietary or confidential information, knowledge, data or details of the past, present or future business affairs or practices of LDM, or LDM's affiliates or subsidiaries, or (iii) any information or facts relating to this Agreement, any agreement referred to herein or the sale consummated thereunder. Polselli further covenants not to interfere with or attempt to disrupt any relationship or arrangement, whether contractual or otherwise, between LDM, or any of LDM's affiliates or subsidiaries, and their respective customers, suppliers, agents, representatives, or others doing business for or with LDM, or any of LDM's affiliates or subsidiaries.

         B. LDM, on its own behalf and on behalf of its shareholders covenants and agrees that LDM shall not use or disclose (i) any non-public information, knowledge or data relating in any way to the business, financial condition, sales, customers, operations, suppliers, products, technologies or services of Industrial Machining, (ii) any other proprietary or confidential information, knowledge, data or details of the past, present or future business affairs or practices of Industrial Machining, or (iii) any information or facts relating to this Agreement, any agreement referred to herein or the sale consummated thereunder.

    9. Limited Liability of Escrow Agent. Unless otherwise expressly provided herein, KRW, its successors and substitutes shall:

         A. Not be held liable for any action taken or omitted under this Agreement so long as it shall have acted in good faith and without gross negligence;

         B. Have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any items or property deposited to the escrow account;

         C. Be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized by and on behalf of the parties hereto, and shall further be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

         D. Be entitled to refrain from taking any action contemplated by this Agreement in the event it becomes aware of any disagreement between the parties as to any material facts or as to the occurrence of any contemplated event precedent to such action;

         E. Be, and hereby is indemnified and saved harmless by the other parties hereto from all losses, costs and expenses which may be incurred by it as a result of KRW's involvement in any litigation or other proceeding arising from performance of its duties hereunder, provided that such proceeding shall not result from any action taken or omitted by KRW and for which KRW shall have been adjudged grossly negligent.

    10. Notices. All notices, waivers and consents under this Agreement shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed as follows:



           A.        If to LDM, to:

                     LDM Industries Inc.
                     1250 Maplelawn Avenue
                     Troy, Michigan 48084
                     Attn: Joe Balous, Chairman

           B.        If to Polselli, to:

                     Michael Polselli
                     2995 Pheasant Ring Drive
                     Rochester, Michigan 48309

           C.        If to KRW, to:

                     Michael B. Lewis, Esq.
                     Kerr, Russell and Weber, P.L.C.
                     Detroit Center, Suite 2500
                     500 Woodward Avenue
                     Detroit, Michigan 48226
or at such other address as may be specified in writing from time to time by the party entitled to receive such notice. Such notice, waiver or consent shall be deemed to have been given as of the date so delivered or deposited in the United States mail, as the case may be.

    11. Successors Bound by Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, successors and assigns. The parties agree for themselves, their personal and legal representatives, successors and assigns to do all acts necessary to carry out the intents and purposes of this Agreement.

    12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, notwithstanding the fact that one or more of the parties is or may hereafter become domiciled in a different state.

    13. Waiver. The waiver of a breach of any provision of this Agreement by any party shall not operate or be construed as a waiver of any subsequent breach. Each and every right, remedy and power granted to any party or allowed it by law shall be cumulative and not exclusive of any other.

    14. Counterparts and Facsimiles. This Agreement may be executed by the parties hereto in any number of separate counterparts, in person or by facsimile, each of which shall be an original but all of which taken together shall constitute one and the same instrument. It shall not be necessary that all of the parties sign any one counterpart.

    15. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all other agreements, negotiations and discussions, either oral or written, between or among any of the parties hereto with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the parties have executed this Agreement, effective on the date set forth above.


                                       Michale Polselli
                                       -----------------------------------------
                                       MICHAEL POLSELLI, Individually and as
                                       Trustee of the Michael Polselli Revocable
                                       Living Trust Dated October 21, 1993, as
                                       Amended



KERR, RUSSELL AND WEBER,               LDM INDUSTRIES INC.
P.L.C., Escrow Agent


By: Michael B. Lewis                    By: Joe Balous
    --------------------------------       -------------------------------
    Michael B. Lewis, Member               Joe Balous, Chairman
    of the Firm
                                       -6-

                                AMENDMENT TO
                                AGREEMENT FOR
                              EXCHANGE OF STOCK



    THIS AMENDMENT is made effective the 27th day of September, 1996 by and among MICHAEL POLSELLI, both individually and as Trustee of the Michael Polselli Revocable Living Trust dated October 21, 1993, as amended (collectively "Polselli"), LDM INDUSTRIES INC., a Michigan corporation ("LDM"), and KERR, RUSSELL AND WEBER, P.L.C., a Michigan professional limited liability company ("KRW").

    RECITALS:

A. Polselli, LDM and KRW previously entered into an Agreement For Exchange of Stock on July 25, 1996 ("Exchange Agreement") in which Polselli agreed to sell and transfer 100 shares of the issued and outstanding common stock of LDM, represented by LDM Certificate No. 9 ("LDM Stock") in exchange for the stock ("Industrial Machining Stock") held by LDM in Industrial Machining Corporation of Arkansas, an Arkansas corporation ("Industrial Machining").

B. As a condition precedent to LDM's obligations under the Exchange Agreement, LDM had to obtain financing reasonably satisfactory to LDM for $7,000,000 ("Transfer Amount") which was to be deposited in an account established by Industrial Machining.

C.  LDM was unable to acquire financing satisfactory to it for the Transfer
    Amount.

D. In order to complete the transactions contemplated by the Exchange Agreement, LDM, Polselli and KRW desire to amend the Exchange Agreement.

    NOW, THEREFORE, in consideration of the mutual agreements herein recited and for other valuable consideration, the parties agree as follows:

    1. Amendment of Paragraph 1. Paragraph 1 of the Exchange Agreement shall be amended to read as follows:

         1. Exchange of LDM Stock for Industrial Machining Stock. At the closing as defined herein ("Closing"), Polselli will transfer and convey the LDM Stock to LDM. As consideration for the transfer of the LDM Stock, at Closing LDM will transfer and convey the Industrial Machining Stock to Polselli. In addition, LDM will pay Polselli the sum of Five Hundred Thousand Dollars ($500,000) in cash upon execution of this Agreement, and at or prior to the Closing, LDM will deposit the sum of Four Million Dollars ($4,000,000) into a new corporate bank account for Industrial Machining established by Polselli.

    Further, LDM shall deliver to Polselli a promissory note for the sum of Three Million Dollars ($3,000,000) (the "Note"). The Note shall provide for monthly installments of principal of Ninety Thousand Dollars ($90,000) together with accrued simple interest thereon at the rate of six and 1/2 percent (6.5%) per annum. The entire balance of the Note shall be paid within two years from the date the Note is issued to Polselli. The Note shall be subordinated to LDM's obligations to The Huntington National Bank ("HNB"), and Polselli shall execute a Debt Subordination Agreement satisfactory to HNB prior to receipt of the Note. LDM and Polselli each represent and warrant to the other that the Industrial Machining Stock and the LDM Stock, respectively, are now and will be delivered at the Closing free and clear of any and all security interests, liens and other encumbrances of any kind.

    2. Amendment of Paragraph 3D. Paragraph 3D of the Exchange Agreement shall be amended to read as follows:

         D. LDM shall have deposited the amount of Four Million Dollars ($4,000,000) into a new Industrial Machining corporate bank account established by Polselli, or shall have delivered a check in such amount to Polselli, payable to Industrial Machining.

    3. Amendment of Paragraph 4. The first sentence only of Paragraph 4 of the Exchange Agreement shall be amended to read as follows:

    The sole contingency regarding the transactions described herein is LDM's ability to arrange financing reasonably satisfactory to LDM for the Four Million Dollars ($4,000,000) to be deposited by LDM to an account in favor of Industrial Machining, or paid by check delivered to Polselli, at Closing.

    4.   Conflicts.    The terms and conditions of this Amendment shall govern
and control the terms and provisions of the Exchange Agreement if or whenever any term or provision of the Exchange Agreement is inconsistent or in conflict with the terms and provisions of this Amendment.

    5. Miscellaneous. Except as modified by this Amendment, the Exchange Agreement remains in full force and effect. All defined terms contained herein shall have the same meanings as in the Exchange Agreement. All modifications agreed upon by the parties are contained in this Amendment, and no additional modifications to the Exchange Agreement shall be effective unless in writing and signed by the parties hereto.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                                Michael Polselli
                                                -----------------------
                                                MICHAEL POLSELLI

                                                LDM INDUSTRIES INC., a
                                                Michigan corporation


                                                By:
                                                     -----------------------


                                                Its:
                                                     -----------------------



                                                KERR, RUSSELL AND WEBER, P.L.C.,
                                                a Michigan professional
                                                limited liability company

                                                By:   Michael B. Lewis
                                                     -----------------------


                                                Its:  Member
                                                     -----------------------



                                     -3-